                         HEALTH MANAGEMENT SYSTEMS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints William F. Miller III and Philip Rydzewski, and any one of them, as proxies, to vote all shares of Common Stock of Health Management Systems, Inc. (the "Company") held of record by the undersigned as of [insert], 2002, the record date with respect to this solicitation, at the Special Meeting of Shareholders of the Company to be held at 401 Park Avenue South, New York, New York 10016 on [insert], December [insert], 2002, at 11:00 A.M. and any adjournments thereof, upon the following matters:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ON THE REVERSE HEREOF.

                                     (OVER)

                            - FOLD AND DETACH HERE -

1.    Approval of Agreement and Plan of Merger.

      FOR        AGAINST        ABSTAIN
      [ ]          [ ]            [ ]

2. To transact such other business as may properly come before the meeting or any adjournment thereof.


SIGNATURE                                       SIGNATURE                                  DATE
         ------------------------------------            -------------------------------       ---------------



      NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                            - FOLD AND DETACH HERE -



                                                  SPECIAL
                                                  MEETING OF
        HEALTH MANAGEMENT SYSTEMS, INC.           SHAREHOLDERS
                                                  DECEMBER [insert], 2002
                                                  401 PARK AVENUE SOUTH
                                                  NEW YORK, NEW YORK 10016